Exhibit 10.12

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of March 24, 2016 by and between:

(1)         Yintech Investment Holdings Limited, a company incorporated in the Cayman Islands (the “Company”); and

(2)         MeMeStar Limited, a limited liability company incorporated in the British Virgin Islands (the “Purchaser”).

The Purchaser and the Company are sometimes herein referred to each as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Purchaser wishes to invest in the Company by acquiring, and the Company wishes to issue to the Purchaser, ordinary shares in the Company (“Ordinary Shares”) in a transaction exempt from registration pursuant to Regulation S of the U.S. Securities Act of 1933, as amended (“Regulation S” and the “Securities Act,” respectively), as contemplated by this Agreement (the “Private Placement”); and

WHEREAS, the Company plans to file a registration statement on Form F-1 (as amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADSs”), each representing certain number of Ordinary Shares of the Company which will be specified in the amendments to the Registration Statement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, subject to and concurrent with the consummation of the Offering, at the Offer Price, a number of Ordinary Shares (the “Purchased Shares”), free and clear of all liens or encumbrances (other than those created by virtue of this Agreement) equal to the Purchase Price (as defined below) divided by the Offer Price.  The total purchase price for the Purchased Shares is US$10,000,000 (the “Purchase Price”).  The “Offer Price” means the price equal to the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering (the “Final Prospectus”) divided by the number of Ordinary Shares represented by one ADS.  The sale and purchase of the Ordinary Shares by the Company to the Purchaser shall be made pursuant to and in reliance upon Regulation S.

Section 1.2 Closing.

(a) Closing.  Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Ordinary Shares pursuant to Section 1.1 shall take place concurrently with the initial closing of the Offering of the underwritten ADSs representing Ordinary Shares (the “Firm Share Offering”) at the same offices for the closing of the Firm Share Offering or at such other place as the Company and the Purchaser may mutually agree.  The date and time of the Closing are referred to herein as the “Closing Date.”

(b)  Payment and Delivery.  At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Parties, of immediately available fund to such bank account designated in advance in writing by the Company, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Ordinary Shares being issued and sold to the Purchaser.

(c) Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 1.3 Closing Conditions.

(a) Conditions of the Purchaser for the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares shall have been completed.

(ii) The Company’s Cayman counsel shall have provided to the Purchaser a legal opinion dated as of the Closing Date substantially in the form set forth in Exhibit A hereto.

(iii) Each of the representations and warranties of the Company contained in Section

2.1 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

(iv) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(v) The ADSs shall have been listed on the NASDAQ Stock Market (the “NASDAQ”), subject to official notice of issuance.

(vi) The underwriting agreement relating to the Offering shall have been entered into and have become effective.

(vii) The Offering shall have been, or shall concurrently with the Closing be, completed.

(b) Conditions of the Company. The obligation of the Company to issue and sell the Purchased Shares to be sold to and purchased by the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) The Lock-up Agreement shall have been excecuted and delivered by the Purchaser to the representative of the several underwriters.

(ii) All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(iii) The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

(iv) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority.

(i) The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands.  The Company has all requisite power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement.

(ii) The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Capitalization.

(i) As of the Closing Date, the capitalization of the Company, including but not limited to its authorized share capital, option plans and issuance and warrant issuance will be as set forth in the Registration Statement. Schedule I of this Agreement sets forth all the authorized, issued and outstanding shares of capital stock of the Company as of the date hereof. All issued and outstanding ordinary shares of the Company are validly issued, fully paid and non-assessable.

(ii) All outstanding ordinary shares and all outstanding awards under the Company’s stock option plans and all outstanding shares of capital stock of each of the Company’s subsidiaries and consolidated Affiliates (including without limitation the entities listed on Exhibit 21.1 to the Registration Statement, each a “Subsidiary” and, collectively, the “Subsidiaries”) have been issued and granted in compliance with (i) all applicable Securities Laws and other applicable laws and (ii) all requirements set forth in applicable contracts, without violation of the preemptive rights, rights of first refusal or other similar rights. Except as set forth in Schedule I and any equity securities to be issued as contemplated in the Offering and the Private Placement, no equity securities of the Company are or may become required to be issued by reason of any notes, bonds or other debt securities, or any option, warrant or other agreements to which the Company is a party. “Securities Laws” means the Securities Act, the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), the listing rules of, or any listing agreement with the NASDAQ and any other applicable law regulating securities or takeover matters.  “Affiliate”

means with respect to any person, any other person directly or indirectly Controlling, Controlled by or under common Control with, that person; and “Control” means the power to direct the management or policies of a person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise.

(iii) The rights of the Ordinary Shares to be issued to the Purchaser as Purchased Shares will be as stated in the Amended and Restated Memorandum and Articles of Association of the Company as set out in Exhibit 3.2 of the Registration Statement.

(c) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act, and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby or the Offering contemplated by the Registration Statement, will (i) violate any provision of the Organizational Documents of the Company or its Subsidiaries, or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity (as defined below) or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby or the Offering contemplated by the Registration Statement.  As used herein, “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto.

(e) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(f) Registration Statement. The Registration Statement, as of the date when it is declared effective by the SEC, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and as of such date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Other than with respect to any disclosure related to this Agreement, the preliminary prospectus contained in the Registration Statement as of the date hereof does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Final Prospectus, (A) at the time of filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act and (B) on the Closing Date, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) Regulation S.

(i) The issuance and sale of the Purchased Shares by the Company to the Purchaser contemplated herein comply with the requirements of Regulation S and are excluded from the registration requirements of the Securities Act.

(ii) No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its Affiliates or any person acting on its behalf with respect to any Purchased Shares.

(h) Events Subsequent to the Most Recent Fiscal Period. Since December 31, 2015 until the date hereof and to the Closing Date, there shall have not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect which are not disclosed to the Purchaser.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation.  The Purchaser is a company duly incorporated as a limited liability company, validly existing and in good standing under the laws of the British Virgin Islands, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(e) No Conflict. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by the Purchaser with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, the Purchaser.

(f) Solicitation. The Purchaser (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Company as a result of any general solicitation.

(g) Status and Investment Intent.

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges and agrees that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(iv) Information. The Purchaser has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the foregoing, including the terms and conditions of this Agreement; provided, however, neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or by its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the disclosure materials provided by the Company under this Agreement. The Purchaser is not relying on, and has not relied on, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement. The Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Securities and on that basis believes that an investment in the Purchased Securities is suitable and appropriate for such Purchaser.

(v) Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(vi) Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring its Purchased Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(vii) FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

ARTICLE III

COVENANTS

Section 3.1 Lock-Up. The Purchaser shall, on the Closing Date, execute and deliver a lock-up agreement (the “Lock-Up Agreement”) to the Underwriters, substantially in the form set forth in Exhibit B hereto.

Section 3.2 Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification. Each of the Company and the Purchaser (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and (ii) any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party.  In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 4.2 Notice of Claims; Procedures. If an Indemnified Party makes any claim against an Indemnifying Party for indemnification, the claim shall be in writing and shall state in general terms the facts upon which such Indemnified Party makes the claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the

Indemnified Party may claim indemnification, the Indemnifying Party shall give written notice to the Indemnified Party within 30 days after receipt from the Indemnified Party of the claim referred to above, indicating whether such Indemnifying Party intends to assume the defense of the claim or demand. If an Indemnifying Party assumes the defense, such Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. If the Indemnifying Party elects not to assume the defense, fails to make such an election within the 30-day period or fails to actively and diligently conduct the defense, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 4.3 Cap. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the Purchase Price.

Section 4.4 Third Party Claims.

(a) If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b) Subject to Section 4.4(d) below, upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to defend such Third Party Claim with counsel, selected by it, who is reasonably satisfactory to the Indemnified Party, by all appropriate proceedings, which proceedings shall be prosecuted actively and diligently by the Indemnifying Party to a final conclusion or settled. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to consent to the entry of a judgment or enter into any compromise or settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld).

(c) If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.4(b); provided, however, if, based on written advice of counsel, the

Indemnified Party concludes that there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party with respect to such Third Party Claim, the Indemnifying Party shall bear the reasonable costs and expenses of counsel retained by the Indemnified Party in connection with such defense.

(d) If (i) the Indemnifying Party fails to notify the Indemnified Party within the thirty (30) days after receipt of any Claim Notice that the Indemnifying Party elects to assume the defense of any Third Party Claim pursuant to Section 4.4(b), (ii) the Indemnifying Party elects to assume the defense of any Third Party Claim pursuant to Section 4.4(b) but fails to diligently prosecute or settle such Third Party Claim, (iii) the Indemnifying Party and the Indemnified Party are parties to the same proceeding (or, assuming the veracity of the facts alleged by the party bringing the Third Party Claim, the Indemnifying Party and the Indemnified Party may become parties to the same proceeding) and the Indemnified Party determines in good faith that a conflict of interest exists between the Indemnifying Party and the Indemnified Party, (iv) the Indemnified Party determines in good faith that there is a reasonable possibility that it will be prejudiced in any material respect beyond the ambit of such Third Party Claim by the Indemnifying Party’s control of the defense and proceedings with respect to any Third Party Claim, or (v) such Third Party Claim is a claim by a governmental tax authority, then (A) the Indemnified Party shall have the right to assume full control of the defense and proceedings with respect to such Third Party Claim, and the Indemnified Party may compromise or settle such Third Party Claim without consulting with, or obtaining consent from, the Indemnifying Party in connection therewith (it being understood and agreed that the Indemnifying Party shall not be bound by any such compromise or settlement entered into without its consent) and (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including fees and disbursements of no more than one counsel per jurisdiction (such counsel reasonably acceptable to the Indemnifying Party) reasonably incurred in connection with such Third Party Claim). The Indemnified Party shall have full control of such defense and proceedings, although the Indemnifying Party shall be entitled to participate in any defense or settlement controlled by the Indemnified Party pursuant to this Section 4.4(d) at its sole expense. Any compromise or settlement of a Third Party Claim effected by the Indemnified Party without the Indemnifying Party’s consent shall not be dispositive of the amount of any Losses with respect to such Third Party Claim.

(e) In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided that no delay on the part of the Indemnified Party in delivering the Indemnity Notice pursuant to this Section 4.4(e) shall relieve the Indemnifying Party of any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of the Representations and Warranties.  All representations and warranties made by any Party shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Party making such representations and warranties on or prior to such second anniversary .

Section 5.2 Governing Law; Arbitration.  This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.  Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force.  There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English.. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 5.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 5.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 5.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties, except that the Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate of Purchaser without the consent of the other Parties, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party or Parties to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to Purchaser, at:

MeMeStar Limited

9F, Ideal Plaza

No.58 Bei Si Huan Xi Road

Haidian District, Beijing 100080, China

Fax: +86-10-82607159

Attn: Yunli Liu

With copies to:

20F, Ideal Plaza

No.58 Bei Si Huan Xi Road

Haidian District, Beijing 100080, China

Fax: +86-10-82607527

Attn: Haiyan Gu

If to the Company, at:

Yintech Investment Holdings Limited

12/F, Block B, Zhenhua Enterprise Plaza

No.3261 Dongfang Road,

Pudong District, Shanghai 200125

Fax: +86-21-2028-9009

Attn: Jingbo Wang, Chief Financial Officer

With copy to:

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Beijing 100004, PRC

Fax: +8610-8567-5123

Attn: Li He, Esq.

Any Party may change its address for purposes of this Section 5.6 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 5.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 5.8 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.9 Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 5.10 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser and the Company unless otherwise required by Securities Law or other applicable law, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 5.11 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12 Purchaser Description.

(a) The Company shall afford the Purchaser a reasonable opportunity in which to review and comment on any description of the Purchaser and/or the transactions contemplated by this Agreement that is to be included in the Registration Statement filed after the date hereof and the prospectus therein. The Purchaser agrees to undertakes to promptly provide a description of its organization and business activities and the beneficial ownership of any shares of the Company that it is acquiring hereunder to the Company (the “Purchaser Description”) as may be reasonably required to satisfy the disclosure obligations in connection with the Registration Statement and the prospectus therein under applicable laws, regulations and the listing rules of the NASDAQ, and hereby represents that the Purchaser Description will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Purchaser also consents to the inclusion of the Purchaser Description, the Purchaser’s name as well as the matters relating to the Purchaser’s subscription of the Purchased Shares in the Registration Statement and the prospectus therein. The Company shall obtain the Purchaser’s prior written consent to the inclusion of the Purchaser Description, the Purchaser’s name as well as the matters relating to the Purchaser’s subscription of the Purchased Shares in marketing materials used in connection with the Offering. Additionally, the Purchaser hereby consents to the filing of this Agreement as an exhibit to the Registration Statement.

Section 5.13 Termination.  In the event that the Closing shall not have occurred by September 30, 2016, this Agreement shall be terminated unless the Parties mutually agree in writing by September 30, 2016 to amend this Section 5.13 to provide for a later date.

Section 5.14 Headings.  The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.15 Execution in Counterparts.  For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Yintech Investment Holdings Limited

By:	/s/ Wenbin Chen
Name: Wenbin Chen
Title: Chief Executive Officer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

MeMeStar Limited

By:	/s/ Charles Chao
Name: Charles Chao
Title: Director

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Schedule I

Company Capitalization

Exhibit A

Form of Cayman Islands Legal Opinion

Exhibit B

Form of Lock-up Agreement